Exhibit 23.1
Consent Of Ernst & Young LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41262, 33-75114, 333-08579, 333-42211, 333-94251, 333-38526, 333-88276, and 333-105294) of our report dated August 26, 2010, with respect to the consolidated financial statements of Tandy Brands Accessories, Inc., included in this Annual Report on Form 10-K for the year ended June 30, 2010.
/s/ Ernst & Young LLP
Dallas, Texas
August 26, 2010